ASSIGNMENT OF LEASES AND RENTS

            THIS ASSIGNMENT, dated this 1 day of May, 1998, made by IVC INDUSTRIES, INC. ("Assignor"), a New Jersey corporation having an address at 500 Halls Mill Road, Freehold, New Jersey 07728, to THE CHASE MANHATTAN BANK, as Agent under the Term Loan Agreement hereinafter referred to (which, together with its successors in that capacity, will be called herein the "Assignee"), having an address at One Riverfront Plaza, Newark, New Jersey 07102.

                              W I T N E S S E T H:

            THAT, as part consideration for the credit extended by the Banks to Assignor pursuant to the Term Loan Agreement (as such capitalized terms are hereinafter defined), and for ten dollars and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged),

            THE ASSIGNOR hereby assigns, grants and transfers to Assignee the entire lessor's interest in and to (a) all leases and other agreements, now existing or hereafter entered into, affecting the use or occupancy of all or any part of the real property described on Exhibit A hereto (such real property being called herein the "Premises"); (b) all guarantees of any lessee's obligations thereunder; and (c) all extensions, renewals and modifications of the foregoing (all of the foregoing being called herein collectively the "Leases");

            TOGETHER WITH the immediate and continuing right to collect and receive all of the rents, income, issues and profits arising from the Leases or otherwise from the use or occupancy of the Premises, now or hereafter due (herein called collectively the "Rents"), including (without limitation) base rents, minimum rents, additional rents, percentage rents; charges for parking, maintenance, taxes and insurance; deficiency rents and damages following default; the premium payable by any lessee upon the exercise of a cancellation privilege originally provided in any Lease; all proceeds payable under any policy of insurance covering loss of rent resulting from any destruction or damage to the Premises; and all other rights and claims of any kind which Assignor may have against any lessee or any other occupant of the Premises in respect of the Premises.

            THIS ASSIGNMENT is an absolute, unconditional and present assignment by Assignor to Assignee of the Leases and Rents, and not merely the passing of a security interest. Upon the execution and delivery of this Assignment, title to the Rents shall vest in Assignee, and no further act shall be required to effectuate such conveyance.

            THIS ASSIGNMENT is made in connection with the execution and delivery of the Term Loan Agreement dated the date hereof (which, as the same may be amended from time to time, will be called herein the "Term Loan Agreement") among Assignor, the Banks party thereto and the Agent (as agent for such Banks), pursuant to which a $3,500,000 term loan is this day being made to Assignor.

            All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Term Loan Agreement. All amounts at any time owing to the Banks or Assignee under the Term Loan Documents will be called herein the "Debt".

            THIS ASSIGNMENT is made on the following terms, covenants and conditions:

            1. Representations and Warranties. Assignor represents and warrants, as to the Leases now existing, that (a) Assignor is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are valid and enforceable and have not been altered or amended in any manner whatsoever, except for such amendments as have been delivered to Assignee; (c) none of the Rents has been assigned or otherwise pledged or hypothecated; (d) none of the Rents has been collected for more than one (1) month in advance; (e) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (f) there exists no offset or defense to the payment of any portion of the Rents; and (g) Assignor has the power to execute and deliver, and hereby does voluntarily execute and deliver, this Assignment.

            2. Certain Covenants. Assignor shall perform and observe all the covenants contained in the Mortgage relating to the Leases and the Rents.

            3. License to Collect. This Assignment constitutes a present, absolute assignment of the Leases and the Rents. Nevertheless, subject to the terms of this Section 3, Assignee grants to Assignor a revocable license to collect (but not prior to accrual) the Rents. Assignor shall hold the Rents, or a portion thereof sufficient to discharge all sums due currently from time to time under the Term Loan Documents, in trust for Assignee for the payment of such sums. Upon or at any time after an Event of Default, the license granted to Assignor herein shall, at the election of Assignee, be automatically revoked.

            4. Remedies of Assignee. Upon or at any time after an Event of Default, Assignee may, at its option, without waiving such Event of Default, without notice and without regard to the adequacy of the security for the Debt, either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, take any or all of the following actions:

                  (a) revoke the license granted in the immediately preceding
            Section of this Assignment;

                  (b) take possession of the Premises and have, hold, manage, lease and operate the Premises on such terms and for such period of time as Assignee may deem proper, with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as may seem proper to Assignee;

                  (c) either with or without taking possession of the Premises, and either in its own name or in the name of Assignor, demand, sue for and otherwise collect and receive all Rents, including those past due and unpaid, and may apply the Rents to the payment of the following in such order and proportion as Assignee in its sole discretion may determine, any law, custom or use to the contrary notwithstanding:
            (i) all expenses of managing and securing the Premises, including (without limitation) the salaries, fees and wages of a managing agent and such other employees or agents as Assignee may deem necessary or desirable, and all expenses of operating and maintaining the Premises, including (without limitation) all taxes, charges, claims, assessments, water charges, sewer rents, and premiums for all insurance which Assignee may deem necessary or desirable, and the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Premises; and (ii) the Debt, including (without limitation) all costs and attorneys' fees.

                  In addition to the rights which Assignee may have herein upon the occurrence of an Event of Default, Assignee, at its option, either may require Assignor to pay monthly in advance to Assignee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Premises as may be in possession of Assignor, or may require Assignor to vacate and surrender possession of the Premises to Assignee or to such receiver and, in default thereof, Assignor may be evicted by summary proceedings or otherwise.

                  For purposes of this Section 4, Assignor grants to Assignee its irrevocable power of attorney, coupled with an interest, to take any and all of the aforementioned actions and any or all other actions designated by Assignee for the proper management and preservation of the Premises including (without limitation) the endorsement of checks made payable to Assignor in respect of rent payments by tenants. The exercise by Assignee of the remedies granted it in this Section 4 and the collection of the Rents and the application thereof as herein provided shall not be considered a waiver of any Event of Default.

            5. No Liability of Assignee. Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee's failure to let the Premises after an Event of Default or from any other act or omission of Assignee in managing the Premises after an Event of Default, unless such loss is caused by the willful misconduct and bad faith of Assignee. Assignee shall not be obligated to perform or discharge any obligation, duty or liability under the Leases or under or by reason of this Assignment. Without limiting the generality of the immediately preceding sentence, Assignee shall not be bound by or liable under any covenant of quiet enjoyment contained in any Lease in the event that the lessee thereunder is joined as a party defendant in any action to foreclose the Mortgage and is barred and foreclosed thereby of its interest in the Premises. Assignor shall indemnify Assignee and hold Assignee harmless from and against any and all liability, loss or damage which may or might be incurred under the Leases or under or by reason of this Assignment and from any and all claims and demands whatsoever, including the defense of any such claims or demands which may be asserted against Assignee by reason of any alleged obligations and undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases. Should Assignee incur any such liability, loss or damage, the amount thereof, including costs, expenses and reasonable attorneys' fees, together with interest thereon at the Default Rate (as defined in the Mortgage), shall be secured hereby and by the Mortgage, and Assignor shall pay Assignee therefor immediately upon demand and upon the failure of Assignor so to do Assignee may, at its option, declare the Note and all other sums secured by the Mortgage immediately due and payable. This Assignment shall not operate to place any obligation or liability for the control, care, management or repair of the Premises upon Assignee, nor for the carrying out of any of the terms and conditions of the Leases; nor shall it operate to make Assignee responsible or liable for any waste committed on the Premises by the tenants or any other parties, or for any dangerous or defective condition of the Premises, including without limitation the presence of any Hazardous Materials (as defined in the Mortgage), or for any negligence in the management, upkeep, repair or control of the Premises resulting in loss or injury or death to any tenant, licensee, employee or stranger.

            6. Notice to Lessees. Assignor hereby irrevocably authorizes and directs the lessees and other occupants under the Leases, upon receipt from Assignee of written notice, to pay over to Assignee all Rents and to continue so to do until otherwise notified by Assignee. Assignor agrees that lessees shall have the right to rely upon any such notice from Assignee, and that lessees shall pay the Rents to Assignee without any obligation and without any right to inquire as to whether an Event of Default has occurred, notwithstanding any claim of Assignor to the contrary. Assignor shall have no claim against lessees for any Rents paid by them to Assignee.

            7. Future Leases. This Assignment is and shall be automatically effective as to each and every Lease entered into after the date hereof, without any necessity of any further or supplemental assignment.

            8. Release of Security. Assignee may take or release security for the payment of the Debt, may release any party primarily or secondarily liable therefor and may apply any security held by it to the reduction or satisfaction of the Debt without prejudice to any of its rights under this Assignment.

            9. Other Remedies. Nothing contained in this Assignment and no act done or omitted by Assignee pursuant to the powers and rights granted to Assignee hereunder shall be deemed to be a waiver by Assignee of its rights and remedies under any of the Term Loan Documents, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Assignee under the terms thereof. The right of Assignee to collect the Debt and to enforce any other security therefor held by it may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

            10. No Mortgagee in Possession. Nothing herein contained shall be construed as constituting Assignee a "mortgagee in possession" in the absence of the taking of actual possession of the Premises by Assignee. In the exercise of the powers herein granted to Assignee, no liability shall be asserted or enforced against Assignee, all such liability being expressly waived and released by Assignor.

            11. No Oral Changes. This Assignment and any provisions hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Assignor or Assignee, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

            12. No Impairment. (a) The failure of Assignee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Assignment.

                  (b) Assignor shall not be relieved of Assignor's obligations hereunder or in respect of the Debt by reason of any or all of the following:

                        (i) the failure of Assignee to comply with any request
            of Assignor or any guarantor to take any action to realize upon this Assignment or otherwise enforce any of the provisions hereof or of the Debt; or

                        (ii) the release, regardless of consideration, of the
            whole or any part of the Premises or any other security for the Debt, or of any person liable for the Debt or any portion thereof; or

                        (iii) any agreement or stipulation by Assignee with
            Assignor or (without any necessity of notice to or consent by Assignor) with any subsequent owner of the Premises, extending the time of payment or otherwise modifying or supplementing the terms of the Debt, this Assignment or of any instrument or agreement executed in connection herewith;

any and all of which may be done by Assignee without any necessity of notice to or consent by the holder of any subordinate lien or encumbrance or any other person, and without in any manner impairing this Assignment or its priority.

                  (c) Assignee may resort for the payment of the Debt to any other security held by Assignee in such order and manner as Assignee, in its discretion, may elect.

                  (d) Assignee may take action to recover the Debt, or any portion thereof, without prejudice to the right of Assignee thereafter to enforce this Assignment.

                  (e) No omission on the part of Assignee to name any tenant as a defendant in any foreclosure proceeding shall impair in any way whatsoever the entitlement of Assignee to a deficiency judgment or diminish the amount of the deficiency.

                  (f) Acceptance of any payment after the occurrence of any default or Event of Default shall not be deemed a waiver or cure of such default or Event of Default and shall not impair any acceleration of the maturity of the Debt or any other right or remedy to enforce the Debt or this Assignment. Acceptance of any payment less than any amount then due shall be deemed an acceptance on account only.

                  (g) The rights of Assignee under this Assignment and under the Term Loan Documents shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Assignee shall be construed as an election to proceed under any one provision hereof or thereof to the exclusion of any other provision. Assignee shall not be limited exclusively to the rights and remedies herein or therein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

                  (h) The interest granted herein to the Assignee in the Rents, and the rights of the Assignee hereunder to collect and receive the Rents and to exercise any of the other rights and powers herein granted to the Assignee, shall survive the entry of a judgment of foreclosure in respect of the Mortgage.

            13. Inapplicable Provisions. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

            14. Governing Law. This Assignment shall be construed and enforced in accordance with the laws of the state in which the Premises is located.

            15. Termination of Assignment. This Assignment shall continue to be effective until payment in full of the Debt and the delivery and recording of a satisfaction or discharge of the Mortgage duly executed by Assignee, whereupon this Assignment shall be terminated. The affidavit, certificate, letter or statement of any officer of Assignee showing any part of the Debt to remain unpaid shall constitute conclusive evidence of the continuing effectiveness of this Assignment, and any person is hereby authorized to rely thereon.

            THIS ASSIGNMENT, including the covenants, warranties, powers and other provisions herein contained, shall inure to the benefit of Assignee and any subsequent holder of the Mortgage, and shall be binding upon Assignor, its heirs, successors and assigns, including any subsequent owner of the Premises.

            IN WITNESS WHEREOF, Assignor has executed this instrument the day and year first above written.

Attest/Witness:                        IVC INDUSTRIES, INC.


/s/ Martin A. Pickus                   By:   /s/ I. Alan Hirschfeld
-----------------------                      -------------------------
                                             Name:
                                             Title:


--Exhibit A - Property Description

STATE OF NEW JERSEY
                                         SS.:
COUNTY OF NEW SOMERSET


            On this 1st day of May, 1998, before me, the undersigned, personally appeared I. Alan Hirschfeld, the Executive Vice President of IVC Industries, Inc., who, I am satisfied, is the person who signed the foregoing instrument, and he did acknowledge under oath that he signed and delivered the same in his capacity as such officer, that he was authorized to execute the same on behalf of such corporation, and that the foregoing instrument is the voluntary act and deed of such corporation, made by virtue of the authority of its board of directors.


                                                /s/ S.A. Denkovic
                                                -----------------